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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-4 of Plains All American Pipeline, L.P. and PAA Finance Corp. of our report dated February 26, 2004 relating to the consolidated financial statements, which appears in Plains All American Pipeline, L.P.'s Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 2003 and our report dated April 13, 2004, relating to the balance sheet of Plains AAP, L.P. which appears in Plains All American Pipeline, L.P.'s Current Report on Form 8-K filed April 27, 2004. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
July 21, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM